UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2020

DIODES INCORPORATED

(Exact name of Registrant as Specified in Its Charter)

Delaware	002-25577	95-2039518
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4949 Hedgcoxe Road, Suite 200, Plano, TX		75024
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (972) 987-3900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.66 2/3	DIOD	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

 Emerging growth company  ☐

 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07  Submission of Matters to a Vote of Security Holders.

Results of the Annual Meeting

Diodes Incorporated (the “Company”) submitted the following matters to a vote of its security holders at its 2020 annual meeting of stockholders on May 18, 2020, each of which is described in more detail in the Company’s proxy statement filed with the Securities and Exchange Commission on April 8, 2020: (1) the election of seven persons to the Board of Directors of the Company (the “Board”), each to serve until the next annual meeting of stockholders and until their respective successors have been elected and qualified; (2)  the approval, on an advisory basis, of the Company’s executive compensation; and (3) the ratification of the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020.

The results set forth below represent the final voting results as certified by the Inspector of Elections.

1.  Election of Directors.

The stockholders elected the following seven directors: C.H. Chen, Warren Chen, Michael R. Giordano, Keh-Shew Lu, Peter M. Menard, Christina Wen-Chi Sung and Michael K.C. Tsai. The final results of the number of votes cast for and withheld, as well as the number of broker non-votes, as to each nominee for the Board are as follows:

C.H. Chen	For:	41,587,354
	Withheld:	5,414,235
	Broker Non-Votes:	1,754,460

Warren Chen	For:	41,945,926
	Withheld:	5,055,663
	Broker Non-Votes:	1,754,460

Michael R. Giordano	For:	45,618,961
	Withheld:	1,382,628
	Broker Non-Votes:	1,754,460

Keh-Shew Lu	For:	44,541,942
	Withheld:	2,459,647
	Broker Non-Votes:	1,754,460

Peter M. Menard	For:	39,560,440
	Withheld:	7,441,149
	Broker Non-Votes:	1,754,460

Christina Wen-Chi Sung	For:	46,845,186
	Withheld:	156,403
	Broker Non-Votes:	1,754,460

Michael K.C. Tsai	For:	36,363,450
	Withheld:	10,638,139
	Broker Non-Votes:	1,754,460

2. Approval of Executive Compensation

The final results of the number of votes cast for and against, as well as the number of abstentions and broker non-votes, as to the approval of the compensation of the Company’s named executive officers on an advisory basis are as follows:

For:	46,574,526
Against:	404,771
Abstain:	22,292
Broker Non-Votes:	1,754,460

3. Ratification of Appointment of Independent Registered Public Accounting Firm

The final results of the number of votes cast for and against, as well as the number of abstentions and broker non-votes, as to the ratification of the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020 are as follows:

For:	46,206,202
Against:	2,526,467
Abstain:	23,380
Broker Non-Votes:	—

Item 7.01 Regulation FD Disclosure.

Following the Company’s 2020 annual meeting of stockholders, the Board of Directors of the Company (the “Board”) elected Dr. Keh-Shew Lu as Chairman of the Board (“Chairman”) and Mr. Michael K.C. Tsai as Lead Director. Mr. C.H. Chen will continue to serve as Vice-Chairman of the Board.

Although the Board has no policy regarding the separation of the position of the Chairman and the position of the Chief Executive Officer of the Company, each position has typically been held by a different person. With the retirement of our long-time Chairman, Raymond K.Y. Soong, the Board determined that having a single person hold the position of the Chairman and the Chief Executive Officer of the Company is the best solution to govern the Company efficiently because it (1) provides each director with immediate and regular access to the principal operating officer of the Company, (2) provides the Chief Executive Officer with direct and unfiltered communication with each director, (3) eliminates the costs associated with maintaining an independent office of the Chairman, and (4) encourages the chair of each Board committee and each individual director to take a more hands-on approach to the affairs of the Board than he or she might if there were an independent office of the Chairman directing Board affairs.

With Dr. Lu's appointment as Chairman, the Board determined that the appointment of an independent lead director ("Lead Director") would be appropriate in order to strengthen Board oversight, share certain responsibilities, and facilitate communication, between our Chairman and our independent directors, and continue to follow best practices in corporate governance. To this end, the Board appointed Mr. Tsai, an independent director, to serve as Lead Director. The duties of the Lead Director will be to preside at executive sessions of the independent directors, serve as principal liaison between the independent directors and the Chairman, work with the Chairman to set and approve the schedule and agenda for meetings of the Board and its committees, direct the retention of advisors and consultants who report directly to the Board, serve as liaison for consultation and communication with stockholders, oversee the annual evaluation of our Board and its committees and evaluate, in cooperation with the Compensation Committee and all members of the Board, the Chief Executive Officer's performance.

In connection with their additional responsibilities, Dr. Lu was granted an additional 6,750 restricted stock units that will vest over four years and Mr. Tsai received an increase in his cash retainer as a Board member from $80,000 per year to $100,000 per year.

For information on our Board leadership, including the role of our Chairman and Lead Director, please see the section entitled “Corporate Governance Guidelines” located at https://investor.diodes.com/corporate-governance/highlights on our website.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 19, 2020	DIODES INCORPORATED

	By	/s/ Brett R. Whitmire
Brett R. Whitmire
Chief Financial Officer